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Burlington Northern Santa Fe Reports
Third Quarter 2009 Results

•	Quarterly earnings were $1.42 per diluted share, which included a $0.06 per share impact related to a favorable coal rate case adjustment.
•	Compared to third-quarter 2008 earnings of $1.99 per diluted share.

•	Quarterly freight revenues were $3.49 billion, which included a decrease in fuel surcharges of $725 million.
•	Compared to third-quarter 2008 freight revenues of $4.77 billion.
•	Loads handled decreased 17 percent.

•	Quarterly operating expenses were $2.69 billion, which included a decrease of about $550 million related to lower fuel prices.
•	Compared to third-quarter 2008 operating expenses of $3.70 billion.
•	Strong cost controls.
•	Decreased unit volumes.

 FORT WORTH, Texas, October 22, 2009 - Burlington Northern Santa Fe Corporation (BNSF) (NYSE: BNI) today reported quarterly earnings of $1.42 per diluted share, which included a $0.06 per share impact related to a favorable coal rate case adjustment. This compared to third-quarter 2008 earnings of $1.99 per diluted share.

 “During the recession, BNSF has demonstrated significant operating leverage through ongoing dedication to controlling costs and productivity improvements,” said Matthew K. Rose, BNSF Chairman, President and Chief Executive Officer. “The combination of our significant operating leverage and long-term market opportunities places BNSF in a strong position when the economy recovers.”

 Third-quarter 2009 freight revenues decreased $1.28 billion, or 27 percent, to $3.49 billion compared with $4.77 billion in the prior year. The 27-percent decrease in revenues included a decrease in fuel surcharges of $725 million. The remaining variance was due to 17 percent lower unit volumes as a result of the economic downturn, partially offset by improved yields.

 Coal revenues were down $107 million, or 10 percent, to $940 million on lower unit volumes driven by soft demand due to economic conditions and mild summer weather, partially offset by a favorable coal rate case adjustment and improved yields. Agricultural Products revenues declined $194 million, or 21 percent, to $715 million on lower unit volumes predominately driven by reduced domestic loadings and international grain shipments. Industrial Products revenues of $747 million were $377 million, or 34 percent lower than the third quarter of 2008, due primarily to lower unit volumes, driven by lower demand for construction and building products, partially offset by improved yields. Consumer Products revenues decreased $599 million, or 36 percent, to $1.09 billion, on lower international intermodal, domestic intermodal and automotive volumes due to economic conditions. Revenue was also impacted in each of the business units because of lower fuel surcharges.

 Operating expenses for the third quarter of 2009 declined $1.01 billion, or 27 percent, to $2.69 billion, compared with third-quarter 2008 operating expenses of $3.70 billion. About half of the $1.01 billion reduction was due to lower fuel prices, with the remainder due to strong cost controls and decreased unit volumes.

 Burlington Northern Santa Fe Corporation’s subsidiary BNSF Railway Company operates one of the largest North American rail networks, with about 32,000 route miles in 28 states and two Canadian provinces. BNSF Railway Company is among the world's top transporters of intermodal traffic, moves more grain than any other American railroad, carries the components of many of the products we depend on daily, and hauls enough low-sulfur coal to generate about ten percent of the electricity produced in the United States. BNSF Railway Company is an industry leader in Web-enabling a variety of customer transactions at www.bnsf.com.

                         Burlington Northern Santa Fe Corporation will present additional information on its third quarter earnings in a webcast at 4:30 p.m. Eastern Time October 22, 2009.

    Financial information follows:

Quarterly earnings were $1.42 per diluted share, which included a $0.06 per share impact related to a favorable coal rate case adjustment.

• Compared to third-quarter 2008 earnings of $1.99 per diluted share.

Third quarter operating income for 2009 was $901 million, which included a $30 million impact related to a favorable coal rate case adjustment.

• Compared to third-quarter 2008 operating income of $1.21 billion.

Freight revenues decreased $1.28 billion, or 27 percent, to $3.49 billion compared with the third quarter of 2008. • Loads handled decreased 17 percent. • Fuel surcharges declined by $725 million.

Operating expenses of $2.69 billion were $1.01 billion, or 27 percent, lower than third quarter 2008.

• Strong cost controls.

• Decreased unit volumes.

• Lower fuel prices decreased fuel expense by about $550 million.

Burlington Northern Santa Fe Corporation
Consolidated Income Information*
(Dollars in millions, except per share data)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Operating revenues
Freight revenues (a)	$3,489	$4,766	$10,018	$13,258
Other revenues	106	140	317	387
Total operating revenues	3,595	4,906	10,335	13,645

Operating expenses
Compensation and benefits	872	1,013	2,564	2,947
Fuel	606	1,349	1,729	3,685
Purchased services	453	537	1,396	1,600
Depreciation and amortization	386	349	1,135	1,039
Equipment rents	194	229	591	682
Materials and other (b)	183	222	553	896
Total operating expenses	2,694	3,699	7,968	10,849

Operating income	901	1,207	2,367	2,796
Interest expense (c)	127	122	462	396
Other expense, net	1	6	5	11

Income before income taxes	773	1,079	1,900	2,389
Income tax expense	285	384	715	889

Net income	$488	$695	$1,185	$1,500

Diluted earnings per share	$1.42	$1.99	$3.45	$4.28

Operating ratio (d)	74.2%	74.7%	76.4%	78.9%

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

(a)
Third quarter 2009 includes a $30 million favorable adjustment to the charge taken in the first quarter 2009 related to an unfavorable coal rate case decision. The first nine months of 2009 includes a $66 million charge related to the unfavorable coal rate case decision.

(b)	Second quarter 2008 includes a $175 million increase in expense related to environmental matters in Montana.

(c)	The first nine months of 2009 includes a net $32 million loss on interest rate hedges and $8 million related to an unfavorable coal rate case decision.

(d)	Calculated as total operating expenses less other revenues divided by freight revenues.

Burlington Northern Santa Fe Corporation
Consolidated Balance Sheet Information
(Dollars in millions, except per share amounts)

	September 30, 2009	December 31, 2008
Assets
Current assets:
Cash and cash equivalents	$1,161	$633
Accounts receivable, net	853	847
Materials and supplies	523	525
Current portion of deferred income taxes	454	442
Other current assets	286	218
Total current assets	3,277	2,665

Property and equipment, net	32,135	30,847

Other assets	3,141	2,891

Total assets	$38,553	$36,403

Liabilities and stockholders' equity
Current liabilities:
Accounts payable and other current liabilities	$2,848	$3,190
Long-term debt due within one year	323	456
Total current liabilities	3,171	3,646

Long-term debt	10,062	9,099
Deferred income taxes	9,235	8,590
Pension and retiree health and welfare liability	1,020	1,047
Casualty and environmental liabilities	963	959
Employee separation costs	55	57
Other liabilities	1,792	1,874
Total liabilities	26,298	25,272

Stockholders' equity:
Common stock and additional paid-in capital	7,726	7,636
Retained earnings	13,541	12,764
Treasury stock and other	(9,012)	(9,269)
Total stockholders' equity	12,255	11,131

Total liabilities and stockholders' equity	$38,553	$36,403

Book value per share	$36.00	$32.82
Common shares outstanding (in millions)	340.4	339.2

Burlington Northern Santa Fe Corporation
Consolidated Cash Flow Information*
(in millions)

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Operating activities

Net income	$488	$695	$1,185	$1,500
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	386	349	1,135	1,039
Deferred income taxes	200	116	458	248
Long-term casualty and environmental liabilities, net	(1)	(10)	(31)	181
Other, net	1	6	16	39
Changes in accounts receivable sales program	-	278	(50)	278
Other changes in working capital	42	213	(75)	18

Net cash provided by operating activities	1,116	1,647	2,638	3,303

Investing activities

Capital expenditures excluding equipment	(587)	(670)	(1,669)	(1,704)
Acquisition of equipment	(159)	(238)	(615)	(676)
Proceeds from sale of equipment financed	-	-	368	190
Construction costs for facility financing obligation	(5)	(21)	(36)	(38)
Other, net	(71)	(43)	(167)	(153)

Net cash used for investing activities	(822)	(972)	(2,119)	(2,381)

Financing activities

Net borrowings (payments)	507	(370)	352	215
Dividends paid	(136)	(111)	(409)	(334)
Purchase of BNSF common stock	(3)	(236)	(15)	(878)
Proceeds from stock options exercised	14	8	26	87
Proceeds from facility financing obligation	-	21	51	50
Other, net	1	8	4	84

Net cash provided by (used for) financing activities	383	(680)	9	(776)
Increase (decrease) in cash and cash equivalents	677	(5)	528	146

Cash and cash equivalents:
Beginning of period	484	481	633	330
End of period	$1,161	$476	$1,161	$476

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.

Burlington Northern Santa Fe Corporation
Operating Statistics*

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Revenue Statistics

Cars / units (in thousands)	2,137	2,590	6,306	7,585

Average revenue per car / unit (a)	$1,619	$1,840	$1,599	$1,748

Average length of haul (miles)	1,096	1,081	1,102	1,088

Revenue ton miles (in millions)	150,675	170,134	443,526	502,443

Freight revenue / thousand GTM (a)	$13.88	$16.64	$13.73	$15.63

Freight revenue / thousand RTM (a)	$22.96	$28.01	$22.74	$26.39

Operating / Productivity Statistics

Operating Expense
Gross ton miles (in millions)	249,260	286,486	734,644	848,364

Operating expense / thousand GTM (b)	$10.81	$12.91	$10.85	$12.79

Thousand GTM / average employee	6,672	6,970	19,411	20,698

Compensation
Average employees	37,359	41,103	37,847	40,987

Compensation and benefits / average employee	$23,326	$24,646	$67,728	$71,893

Compensation and benefits / thousand GTM	$3.49	$3.54	$3.49	$3.47

Fuel (c)
GTM / gallon of fuel	860	821	816	794

Gallons of fuel used (in millions)	290	349	900	1,068

Average price per gallon of fuel (d)	$1.99	$3.72	$1.83	$3.33

Velocity
Locomotive miles per day	312.1	294.7	306.9	298.0

Car miles per day	229.2	205.5	229.6	203.3

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.
(a)
Coal revenues on a GAAP basis were $940 million and $2,678 million for the three and nine month periods ended September 30, 2009, respectively. However, for comparative purposes the table above excludes (from coal revenues and from the computation of amounts derived therefrom) a $30 million favorable and $66 million unfavorable impact related to a coal rate case decision for the three and nine month periods ended September 30, 2009, respectively.

(b)	Second quarter 2008 includes a $175 million increase in expense related to environmental matters in Montana.
(c)	Fuel statistics are based on locomotive diesel fuel.
(d)	Includes handling, taxes and hedge effect.

Burlington Northern Santa Fe Corporation
Revenue Statistics by Commodity

	Three Months				Nine Months
	Ended September 30,		Percent		Ended September 30,		Percent
Revenues (in millions)	2009	2008	Change		2009	2008	Change

Domestic Intermodal	$526	$783	(32.8	) %	$1,553	$2,149	(27.7	) %
International Intermodal	477	776	(38.5)		1,383	2,095	(34.0)
Automotive	84	127	(33.9)		240	399	(39.8)
Total Consumer Products	1,087	1,686	(35.5)		3,176	4,643	(31.6)

Coal (a)	910	1,047	(13.1)		2,744	2,903	(5.5)
Industrial Products	747	1,124	(33.5)		2,152	3,109	(30.8)
Agricultural Products	715	909	(21.3)		2,012	2,603	(22.7)
Total freight revenue	3,459	4,766	(27.4)		10,084	13,258	(23.9)
Other revenue	106	140	(24.3)		317	387	(18.1)
Total revenues	$3,565	$4,906	(27.3	) %	$10,401	$13,645	(23.8	) %

Cars/units (in thousands)
Domestic Intermodal	463	555	(16.6	) %	1,381	1,598	(13.6	) %
International Intermodal	490	667	(26.5)		1,461	1,943	(24.8)
Automotive	25	32	(21.9)		70	114	(38.6)
Total Consumer Products	978	1,254	(22.0)		2,912	3,655	(20.3)

Coal	604	645	(6.4)		1,820	1,868	(2.6)
Industrial Products	308	420	(26.7)		888	1,245	(28.7)
Agricultural Products	247	271	(8.9)		686	817	(16.0)
Total cars/units	2,137	2,590	(17.5	) %	6,306	7,585	(16.9	) %

Average revenue per car/unit
Domestic Intermodal	$1,136	$1,411	(19.5	) %	$1,125	$1,345	(16.4	) %
International Intermodal	973	1,163	(16.3)		947	1,078	(12.2)
Automotive	3,360	3,969	(15.3)		3,429	3,500	(2.0)
Total Consumer Products	1,111	1,344	(17.3)		1,091	1,270	(14.1)

Coal (a)	1,507	1,623	(7.1)		1,508	1,554	(3.0)
Industrial Products	2,425	2,676	(9.4)		2,423	2,497	(3.0)
Agricultural Products	2,895	3,354	(13.7)		2,933	3,186	(7.9)
Average revenue per car/unit	$1,619	$1,840	(12.0	) %	$1,599	$1,748	(8.5	) %

Revenue ton miles (in millions)
Domestic Intermodal	12,154	14,249	(14.7	) %	36,146	40,951	(11.7	) %
International Intermodal	15,165	19,556	(22.5)		44,824	58,194	(23.0)
Automotive	960	1,231	(22.0)		2,693	4,236	(36.4)
Total Consumer Products	28,279	35,036	(19.3)		83,663	103,381	(19.1)

Coal	71,253	75,001	(5.0)		213,973	215,570	(0.7)
Industrial Products	22,952	29,557	(22.3)		65,313	88,056	(25.8)
Agricultural Products	28,191	30,540	(7.7)		80,577	95,436	(15.6)
Total revenue ton miles	150,675	170,134	(11.4	) %	443,526	502,443	(11.7	) %

Freight revenue per thousand ton miles
Domestic Intermodal	$43.28	$54.95	(21.2	) %	$42.96	$52.48	(18.1	) %
International Intermodal	31.45	39.68	(20.7)		30.85	36.00	(14.3)
Automotive	87.50	103.17	(15.2)		89.12	94.19	(5.4)
Total Consumer Products	38.44	48.12	(20.1)		37.96	44.91	(15.5)

Coal (a)	12.77	13.96	(8.5)		12.82	13.47	(4.8)
Industrial Products	32.55	38.03	(14.4)		32.95	35.31	(6.7)
Agricultural Products	25.36	29.76	(14.8)		24.97	27.27	(8.4)
Freight revenue per thousand ton miles	$22.96	$28.01	(18.0	) %	$22.74	$26.39	(13.8	) %

(a) Coal revenues on a GAAP basis were $940 million and $2,678 million for the three and nine month periods ended September 30, 2009, respectively. For comparative purposes, the table above excludes the impact related to the coal rate decision (see  note (a) on page 7).

Burlington Northern Santa Fe Corporation
Capital Expenditures*

	Three Months		Nine Months
	Ended September 30,		Ended September 30,
	2009	2008	2009	2008
Capital expenditures excluding equipment (in millions)
Engineering
Rail	$134	$131	$382	$340
Ties	124	111	355	289
Surfacing	82	76	202	185
Other	154	177	419	406
Total engineering	494	495	1,358	1,220
Mechanical	24	47	86	116
Other	30	35	88	87
Total replacement capital	548	577	1,532	1,423

Information services	16	28	59	71
Terminal and line expansion	23	65	78	210
Total capital expenditures excluding equipment	$587	$670	$1,669	$1,704

Acquisition of equipment	$159	$238	$615	$676

Track miles of rail laid
Replacement capital	327	295	850	699
Expansion projects	5	20	17	43
Total	332	315	867	742

Cross ties inserted (thousands)
Replacement capital	1,110	1,008	3,102	2,387
Expansion projects	9	53	22	120
Total	1,119	1,061	3,124	2,507

Track resurfaced (miles)	5,257	4,465	12,623	10,068

*	Certain comparative prior period amounts have been adjusted to conform to the current period presentation.